UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2011

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
---------------	----------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
___________________________________________________

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At our annual meeting  of stockholders held on February 7, 2011, the stockholders elected each of the following to serve on our Board of Directors for a term of one year or until a successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld
Sally Ramsey	38,299,458	6,272,900
James Orchard	27,362,658	17,139,700
Daniel Rempinski	27,362,658	17,139,700

In addition, the following proposals were voted and approved at the meeting:

Proposal	Votes For	Votes Against	Abstentions

Approve a 1 for 5 reverse common stock split while retaining 90,000,000 authorized common shares	27,312,658	17,189,700	-

Amendment of our bylaws to increase the size of our Board from 5 to 7	37,947,458	6,554,900	-

Ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending October 30, 2011	43,997,458	504,900	-

Ratify and approve 5,500,000 post-split shares in our 2007 Stock Option and Restricted Stock Plan	27,306,158	17,196,200	-

Non-binding approval of our executive compensation program	27,299,201	17,171,200	31,957

The following votes were received for the frequency of stockholder voting on our executive compensation program:

One Year	Two Years	Three Years	Abstentions

3,822,728	236,004	23,350,171	16,838,757

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  February 8, 2011                                                     By:/s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary